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                                                                   EXHIBIT 99(c)

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO A NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO CITIGROUP FUNDING INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No. R-1                         INITIAL PRINCIPAL AMOUNT
CUSIP: [-]                      REPRESENTED $[-]
ISIN: [-]                       representing [-] Notes
                                ($10 per Note)

                             CITIGROUP FUNDING INC.
[-][-]% Principal-Protected Equity Linked Notes Based Upon the Nikkei 225 Stock
   Average(SM) with Potential Supplemental Interest at Maturity Due [-], 2009

      Citigroup Funding Inc., a Delaware corporation (hereinafter referred to as the "Company," which term includes any successor corporation under the Indenture herein referred to), for value received and on condition that this Note is not redeemed by the Company prior to [-], 2009 (the "Stated Maturity Date"), hereby promises to pay to CEDE & CO., or its registered assigns, the Maturity Payment (as defined below), on the Stated Maturity Date. This Note will not bear any interest, is not subject to any sinking fund, is not subject to redemption at the option of the Holder thereof prior to the Stated Maturity Date and is not subject to the defeasance provisions of the Indenture. The payments on this Note are fully and unconditionally guaranteed by Citigroup Inc., a Delaware corporation (the "Guarantor").

      Payment of the Maturity Payment with respect to this Note shall be made upon presentation and surrender of this Note at the corporate trust office of the Trustee in the Borough of Manhattan, The City and State of New York, in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts.

      This Note is one of the series of [-] [-]% Principal-Protected Equity Linked Notes Based Upon the Nikkei 225 Stock Average(SM) (the "Index") with Potential Supplemental Interest at Maturity Due 2009 (the "Notes").

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INTEREST

      The Notes bear interest at the rate of [-]% per annum. Interest will be paid in cash semi-annually on the [-] day of each [-] and [-], commencing on [-], 2006 (each such date, an "Interest Payment Date").

      Interest will be payable to the persons in whose names the Notes are registered at the close of business on the fifth Business Day preceding each Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. If an Interest Payment Date falls on a day that is not a Business Day, the interest payment to be made on such Interest Payment Date will be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and no additional interest will accrue as a result of such delayed payment.

      "Business Day" means any day that is not a Saturday, a Sunday or a day on which securities exchanges or banking institutions or trust companies in the City of New York are authorized or obligated by law or executive order to close.

PAYMENT AT MATURITY

      The Notes will mature on [-], 2009. On the Stated Maturity Date, Holders of the Notes will receive for each Note the Maturity Payment described below.

DETERMINATION OF THE MATURITY PAYMENT

      The Maturity Payment for each Note equals the sum of the initial principal amount of $10 per Note plus the Interest Distribution Amount.

      The "Interest Distribution Amount" is calculated as follows:

            - If the Index Return is less than or equal to the Interest Received Percentage (as defined below), the Interest Distribution Amount will equal zero.

            - If the Index Return is greater than the Interest Received Percentage, the Interest Distribution Amount will equal the product of:

                        $10 * (Index Return - Interest Received Percentage)

      The "Index Return" will equal the following fraction:

                                    Average Ending Value - Starting Value
                                    -------------------------------------
                                               Starting Value

      The "Interest Received Percentage" will equal the sum of the interest payable on the Notes over their term, expressed as a percentage of the principal amount of the Notes.

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      The "Average Ending Value" will equal the arithmetic average of all monthly Ending Values.

      The "Ending Value" for each Valuation Date will be the closing value of the Index on such Valuation Date or, if that day is not an Index Business Day, the closing value on the immediately following Index Business Day.

      The "Starting Value" is [-], the closing value of the Index on November 23, 2005.

      "Valuation Dates" occur on the [-] day of each month, commencing [-], 2005 and ending on [-], 2009.

      If no closing value of the Index is available on any Index Business Day because of a Market Disruption Event or otherwise, the value of the Index for that Index Business Day, unless deferred by the calculation agent as described below, will be the arithmetic mean, as determined by the calculation agent, of the value of the Index obtained from as many dealers in equity securities (which may include Citigroup Global Markets Inc. or any of the Company's other affiliates), but not exceeding three such dealers, as will make such value available to the calculation agent. The determination of the value of the Index by the calculation agent in the event of a Market Disruption Event may be deferred by the calculation agent for up to five consecutive Index Business Days on which a Market Disruption Event is occurring, but not past the Index Business Day prior to the Stated Maturity Date.

      An "Index Business Day" means a day, as determined by the calculation agent, on which the Index or any successor index is calculated and published and on which securities comprising more than 80% of the value of the Index on such day are capable of being traded on their relevant exchanges or markets during the one-half hour before the determination of the closing value of the Index. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will be conclusive for all purposes and binding on the Company and the beneficial owners of the Notes, absent manifest error.

      A "Market Disruption Event" means, as determined by the calculation agent in its sole discretion, the occurrence or existence of any suspension of or limitation imposed on trading (by reason of movements in price exceeding limits permitted by any relevant exchange or market or otherwise) of, or the unavailability, through a recognized system of public dissemination of transaction information, for a period longer than two hours, or during the one-half hour period preceding the close of trading, on the applicable exchange or market, of accurate price, volume or related information in respect of (a) stocks which then comprise 20% or more of the value of the Index or any successor index, (b) any options or futures contracts, or any options on such futures contracts relating to the Index or any successor index, or (c) any options or futures contracts relating to stocks which then comprise 20% or more of the value of the Index or any successor index on any exchange or market if, in each case, in the determination of the calculation agent, any such suspension, limitation or unavailability is material. For the purpose of determining whether a Market Disruption Event exists at any time, if trading in a security included in the Index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the value of the Index will be based on a comparison of the portion of the value of

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the Index attributable to that security relative to the overall value of the
Index, in each case immediately before that suspension or limitation.

DISCONTINUANCE OF THE NIKKEI 225 STOCK AVERAGE

      If Nihon Keizai Shimbun, Inc. ("NKS") discontinues publication of the Index or if it or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the Index, then the Ending Value of any succeeding Valuation Date will be determined by reference to the value of that index, which is referred to as a "successor index."

      Upon any selection by the calculation agent of a successor index, the calculation agent will cause notice to be furnished to the Company and the Trustee, who will provide notice of the selection of the successor index to the registered Holders of the Notes.

      If NKS discontinues publication of the Index and a successor index is not selected by the calculation agent or is no longer published on any Valuation Date, the value to be substituted for the Index for that Valuation Date will be a value computed by the calculation agent for that Valuation Date in accordance with the procedures last used to calculate the Index prior to any such discontinuance.

      If NKS discontinues publication of the Index prior to the determination of the Interest Distribution Amount and the calculation agent determines that no successor index is available at that time, then on each Index Business Day until the earlier to occur of (a) the determination of the Interest Distribution Amount and (b) a determination by the calculation agent that a successor index is available, the calculation agent will determine the value that is to be used in computing the Interest Distribution Amount as described in the preceding paragraph as if such day were a Valuation Date. The calculation agent will cause notice of each such value to be published not less often than once each month in The Wall Street Journal (or another newspaper of general circulation). Notwithstanding these alternative arrangements, discontinuance of the publication of the Index may adversely affect trading of the Notes.

      If a successor index is selected or the calculation agent calculates a value as a substitute for the Index as described above, the successor index or value will be substituted for the Index for all purposes, including for purposes of determining whether an Index Business Day or Market Disruption Event occurs. Notwithstanding these alternative arrangements, discontinuance of the publication of the Index may adversely affect trading of the Notes.

      All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will be conclusive for all purposes and binding on the Company, the Guarantor and the beneficial owners of the Notes, absent manifest error.

ALTERATION OF METHOD OF CALCULATION

      If at any time the method of calculating the Index or any successor index is changed in any material respect, or if the Index or any successor index is in any other way modified so that the value of the Index or the successor index does not, in the opinion of the calculation agent, fairly

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represent the value of that index had the changes or modifications not been made, then, from and after that time, the calculation agent will, at the close of business in New York, New York, make those adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a calculation of a value of a stock index comparable to the Index or the successor index as if the changes or modifications had not been made, and calculate the value of the index with reference to the Index or the successor index. Accordingly, if the method of calculating the Index or the successor index is modified so that the value of the Index or the successor index is a fraction or a multiple of what it would have been if it had not been modified (e.g., due to a split in the Index), then the calculation agent will adjust that index in order to arrive at a value of the index as if it had not been modified (e.g., as if the split had not occurred).

GENERAL

      This Note is one of a duly authorized issue of debt securities of the Company (the "Debt Securities"), issued and to be issued in one or more series under a Senior Debt Indenture, dated as of June 1, 2005 (the "Indenture"), among the Company, the Guarantor, and The Bank of New York, as trustee (the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered.

      If an Event of Default with respect to the Notes shall have occurred and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture. In such case, the amount declared due and payable upon any acceleration permitted by the Indenture will be determined by the calculation agent and will be equal to, with respect to this Note, the Maturity Payment, calculated as though the Stated Maturity Date of this Note were the date of early repayment, plus an additional amount of interest accrued on the principal amount of the Notes at [-]% per annum up to the date of the commencement of the proceeding.

      In case of default in payment at Maturity of the Notes, this Note shall bear interest, payable upon demand of the beneficial owners of this Note in accordance with the terms of the Notes, from and after Maturity through the date when payment of the unpaid amount has been made or duly provided for, at the rate of [-]% per annum on the unpaid amount due.

      The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company, the Guarantor and the rights of the Holders of the Debt Securities of each series to be affected under the Indenture at any time by the Company, the Guarantor and a majority in aggregate principal amount of the Debt Securities at the time Outstanding of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Debt Securities of any series at the time Outstanding, on behalf of the Holders of all Debt Securities of such series, to waive compliance by the Company and the Guarantor with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon

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all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

      The Holder of this Note may not enforce such Holder's rights pursuant to the Indenture or the Notes except as provided in the Indenture. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company and the Guarantor to pay the Maturity Payment with respect to this Note, and to pay any interest on any overdue amount thereof at the time, place and rate, and in the coin or currency, herein prescribed.

      All terms used in this Note which are defined in the Indenture but not in this Note shall have the meanings assigned to them in the Indenture.

      Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purposes.

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      IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                              CITIGROUP FUNDING INC.

                              By:
                                  ----------------------------------------
                                   Name: Geoffrey S. Richards
                                   Title: Vice President and Assistant Treasurer

Corporate Seal
Attest:

By:
    ---------------------------------
     Name: Douglas C. Turnbull
     Title: Assistant Secretary

Dated:   November 30, 2005

CERTIFICATE OF AUTHENTICATION
     This is one of the Notes referred to in
     the within-mentioned Indenture.

The Bank of New York,
as Trustee

By:
    --------------------------------
     Authorized Signatory

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